EXHIBIT A

AGREEMENT AS TO JOINT FILING

Pursuant to Regulation Section 240.13d-1(k)(1)(iii), the undersigned acknowledge and agree that the attached Schedule 13D/A relating to Medallion Financial Corp. is being filed on behalf of each of the undersigned.

Dated: April 1, 2019

KEY COLONY FUND, L.P.

By:	Key Colony Management, LLC, its general partner

	By:	/s/ Alex R. Lieblong
	Name:	Alex R. Lieblong
	Title:	Managing Member

KEY COLONY MANAGEMENT, LLC

By:	/s/ Alex R. Lieblong
Name:	Alex R. Lieblong
Title:	Managing Member

/s/ Alex R. Lieblong
Alex R. Lieblong